MICROFRAME, INC.
                           FISCAL 1997 INCENTIVE PLAN
                                Effective 4/1/96


THE FISCAL 1997 INCENTIVE PLAN HAS THE FOLLOWING ELEMENTS:
         -REVENUE BASED INCENTIVE
         -OPERATING PROFIT BASED INCENTIVE

REVENUE BASED INCENTIVE: (STOCK OPTIONS ONLY)
- ---------------------------------------------
STOCK OPTION: (Min. payout at plan -- 325K OPTIONS)


- -All calculated Stock options earned/ calculated against a $8.8M Revenue target. This is a binary earnout. All options are earned only if/ when we hit $8.8M in Revenue. This is an all or nothing bonus.

- -Minimum level of achievement to activate plan =$8.8M in revenues.

- -Stock option pool calculated as 2% of revenues and base number of stock options per employee determined by pro-rata salary combined with performance rating of employee then factored by the following:

- -Stock options earned/ allocated as follows:

         a)Non-managers             1 times calculated entitlement
         b)Managers                 1.5 times calculated entitlement
         c)Exec. level              3 times calculated entitlement

- -Stock options price calculated under the current authorized MicroFrame, Inc. ISO stock option plan via the Time Accelerated Restricted Stock Option Plan (TARSP) and distributed at the end of the current fiscal year upon achievement of targets as outlined above.



                                   MICROFRAME
                           FISCAL 1977 INCENTIVE PLAN
                                Effective 4/1/96


OPERATING PROFIT BASED INCENTIVE: (CASH/STOCK OPTIONS)
- ------------------------------------------------------

Minimum level of achievement to activate plan =target $498K Oper. Result Profit.

No Maximum payout on plan. Total cash and stock options determined by the computed percentage achievement of actual results verses goal of $498K.



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CASH PORTION: (PAYOUT AT PLAN =$50K)
Profit based incentive to equal 10% of Pre-tax Operating Result w/ payment per employee determined by pro-rata salary combined with performance rating of employee.

STOCK OPTION PORTION: (PAYOUT AT PLAN -- 100K OPTIONS)

Options paid as in Revenue incentive section using the same formulas


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